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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM  8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  January 11, 2002


                              SAFLINK Corporation
            (Exact Name of Registrant as Specified in its Charter)


         Delaware                       0-20270                 95-4346070
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
     of Incorporation)                                      Identification No.)


     11911 N.E. 1/st/ Street, Suite B-304, Bellevue, Washington 98005-3032
             (Address of Principal Executive Offices)  (Zip Code)


      Registrant's telephone number, including area code:  (425) 278-1100
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Item 5.    Other Events

     On January 11, 2002, SAFLINK Corporation ("SAFLINK") announced that it had received from certain holders of its Series E Preferred Stock notice of election to purchase 6,038,252 shares of SAFLINK's common stock underlying certain of their Series A and Series B Warrants, and funds totaling approximately $6 million for the exercise of such warrants. A press release relating to the notice of election is filed as Exhibit 99.1 hereto.

     Certain holders of SAFLINK's Series E Preferred Stock agreed to exercise their Series A and Series B Warrants at a reduced price of $1.00 per share, subject to receipt by SAFLINK of the payment in full of such purchasers' special exercise price by close of business on January 8, 2002. In connection with the exercise, each purchaser will receive a Series C Warrant to purchase that number of shares of SAFLINK's common stock issued by SAFLINK to such purchaser upon the exercise of the original Series A and Series B Warrants.

     The Series C Warrants shall have a 5 year term and shall be initially exercisable at $2.25 per share, increasing to $3.50 per share six months following the effectiveness of a registration statement (as declared by the Securities and Exchange Commission ("SEC")) covering the shares of common stock underlying the Series C Warrants. Each Series C Warrant shall have substantially the same terms as the original Series A and Series B Warrants. In connection with the transaction, SAFLINK agreed to register the common stock underlying the Series C warrants for resale under the Securities Act of 1933, as amended (the "Securities Act"), as soon as practicable after the filing of SAFLINK's Annual Report on Form 10-K with the SEC. In addition, in connection with this transaction, each purchaser agreed not to sell any common stock issuable upon conversion of its Series E Preferred Stock or upon exercise of its Series A or Series B Warrants prior to January 12, 2002.

     In connection with the exercise of the Series A and B Warrants, the anti-dilution provisions of the Series E Preferred Stock were waived by the requisite majority of the holders of Series E Preferred Stock. The exercise price of the warrants held by those holders of Series E Preferred Stock that did not elect to purchase the shares underlying their warrants will be adjusted in accordance with the anti-dilution provisions applicable to such warrants.

     The Series A and Series B Warrants were and the Series C Warrants will be issued pursuant to Section 4(2) and Regulation D under the Securities Act. The Series A, Series B and Series C Warrants and the common stock underlying the Series C Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     SAFLINK intends to use the proceeds of the warrant exercises for working capital and general corporate purposes, including repaying its short- and long-term debt. In particular, SAFLINK intends to apply proceeds received from the exercise of the Series A and Series B Warrants to repay principal and interest payments during the one year extension period of the $1.0 million note issued to RMS Limited Partnership, which is due in May 2002.

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Item 7.  Financial Statements and Exhibits

               (a)      Not applicable.

               (b)      Not applicable.

               (c)      Exhibits

               The exhibit listed on the Exhibit Index on page 5 is filed as part of this Report.

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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SAFLINK Corporation

Date: January 23, 2002

                              By:    /s/ Glenn Argenbright
                                  --------------------------------------------
                                  Glenn Argenbright
                                  President and Chief Executive Officer

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                                 EXHIBIT INDEX

EXHIBIT
NUMBER
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  99.1      Press Release

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